EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Joe Mansueto, certify that:

1.             I have reviewed this annual report on Form 10-K/A of Morningstar, Inc.; and

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 19, 2010	/s/ Joe Mansueto
Joe Mansueto
Chairman of the Board and Chief Executive Officer